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                                                               Exhibits 5 and 23
                                                               -----------------



October 29, 2002


Household Finance Corporation
2700 Sanders Road
Prospect Heights, IL  60070

Re:   Household Finance Corporation
      Registration Statement on Form S-3 (File No. 333-61964)
      For $15 Billion of Debt Securities
      And Warrants to Purchase Debt Securities
      ----------------------------------------

Gentlemen:

As General Counsel - Treasury & Corporate Law and Assistant Secretary of Household International, Inc., the parent company of Household Finance Corporation, a Delaware corporation ("HFC"), I am generally familiar with the proceedings in connection with HFC's Registration Statement on Form S-3 (File No. 333-61964) filed with the Securities and Exchange Commission (the "Commission") on May 31, 2001 and declared effective by the Commission on June 6, 2001 (the "Registration Statement") in which $15,000,000,000 aggregate principal amount of Debt Securities and Warrants to Purchase Debt Securities of HFC were registered. Each issuance of Debt Securities constituting senior debt of HFC will be issuable under one of the following Indentures, currently executed by the parties thereto, or to be executed in connection with the issuance of such Debt Securities: (i) an indenture dated as of October 1, 1992 between HFC and U.S. Bank Trust National Association, formerly known as First Trust of Illinois, as Trustee, successor in interest to BankAmerica of Illinois, formerly known as Continental Bank, (National Association), as Trustee (the "U.S. Bank Indenture"), (ii) an indenture dated as of April 1, 1995 between HFC and Bank One, National Association (formerly known as The First National Bank of Chicago), as Trustee (the "Bank One Indenture"), (iii) an indenture dated as of November 1, 1994 between HFC and The Bank of New York, as Trustee, successor in interest to NationsBank of Tennessee (the "Bank of New York Indenture"), (iv) an indenture dated as of September 15, 1998 between HFC and Allfirst Bank (formerly known as FMB Bank, formerly known as The First National Bank of Maryland), as Trustee (the "Allfirst Indenture"), and (v) an indenture between HFC and The Chase Manhattan Bank, as Trustee, that will be entered into on a date subsequent to the date of this opinion (the "Chase Indenture"). Debt Securities constituting senior subordinated debt of HFC will be issuable under an Indenture dated as of March 15, 1990, between HFC and BNY Midwest Trust Company, as



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October 29, 2002
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successor to the trust business of Harris Trust and Savings Bank, as Trustee
(the "BNY Subordinated Indenture"). The Warrants, if and when issued, will be issuable under a warrant agreement between HFC and a national or state banking institution (the "Warrant Agreement"). The foregoing Indentures, or forms thereof, and the forms of the Warrant Agreement were filed with Commission as exhibits to the Registration Statement.

Based upon my review of the records and documents of HFC, I am of the opinion that:

1. HFC is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

2. The U.S. Bank Indenture, Bank One Indenture, Bank of New York Indenture, Allfirst Indenture and BNY Subordinated Indenture have been duly authorized, executed and delivered by HFC, and constitute valid and legally binding instruments of HFC enforceable in accordance with their terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3. The Chase Indenture and any Warrant Agreement will, after being duly authorized, executed and delivered by HFC, constitute a valid and legally binding instrument of HFC enforceable in accordance with its terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4. When the issuance of the Debt Securities and the Warrants to Purchase Debt Securities, as the case may be, has been duly authorized by appropriate corporate action, and such Debt Securities and Warrants to Purchase Debt Securities have been duly executed, authenticated, issued and delivered against payment of the agreed consideration therefor in accordance with the Indenture or the Warrant Agreement, and as described in the Registration Statement, including the Prospectus and Prospectus Supplement relating to such Debt Securities and Warrants to Purchase Debt Securities, such Debt Securities and Warrants to Purchase Debt Securities will be legally and validly issued and will be the legal and binding obligations of HFC enforceable in accordance with their terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting




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October 29, 2002
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         the enforcement of creditors' rights or by general principles of equity
         (regardless of whether such enforceability is considered in a proceeding in equity or at law).


I hereby consent to the use of my name and my opinion in any Prospectus and Prospectus Supplement filed pursuant to Rule 424 of Regulation C of the Securities Act of 1933, as amended (the "Act"), in connection with the Registration Statement, including any references to my opinions set forth in the documents incorporated by reference therein, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent I do not admit that I am in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ PATRICK D. SCHWARTZ
--------------------------------
Patrick D. Schwartz
General Counsel-Treasury & Corporate Law
and Assistant Secretary